Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

January 4, 2022

Centene Corporation
7700 Forsyth Blvd.
St. Louis, MO 63105

Re: Centene Corporation—Registration Statement on Form S-3ASR

Ladies and Gentlemen:

We have acted as special United States counsel to Centene Corporation, a Delaware corporation (the “Company”), in connection with the offer and sale of up to 353,350 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), upon the exercise of certain outstanding stock options and the settlement of certain outstanding restricted stock units that were previously granted under the Magellan Health, Inc. 2016 Management Incentive Plan and the Magellan Health Services, Inc. 2011 Management Incentive Plan (collectively, the “Assumed Plans”), to former employees and other service providers of Magellan Health Inc., a Delaware corporation (“Magellan”) and employees of certain former affiliates of Magellan that the Company will assume in connection with its acquisition of Magellan.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)          the registration statement on Form S-3ASR (File No. 333-238050) of the Company relating to the Common Stock and other securities of the Company, filed on May 6, 2020 with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)          the prospectus, dated May 6, 2020 (the “Base Prospectus”), which forms a part of and is included in the Registration Statement;

(c)          the prospectus supplement, dated January 4, 2022 (together with the Base Prospectus, the “Prospectus”), relating to the offering of the Shares, in the form filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations;

(d)          copies of the Assumed Plans;

(e)          an executed copy of a certificate of Christopher A. Koster, Executive Vice President, Secretary and General Counsel of the Company, dated the date hereof (the “Secretary’s Certificate”);

(f)          a copy of the Company’s Certificate of Incorporation, as amended and in effect as of the date hereof, certified by the Secretary of State of the State of Delaware as of January 4, 2022, and certified pursuant to the Secretary’s Certificate (the “Certificate of Incorporation”);

(g)          a copy of the Company’s By-laws as amended and in effect as of the date hereof, certified pursuant to the Secretary’s Certificate (the “By-laws”); and

(h)          a copy of a certain resolutions of the Board of Directors of the Company, adopted on January 2, 2021, January 4, 2021 and January 4, 2022, certified pursuant to the Secretary’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below, including the facts and conclusions set forth in the Secretary’s Certificate.

Centene Corporation
January 4, 2022

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties and the enforceability thereof against such parties. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

In rendering the opinion stated herein, we have also assumed that: (i) if issued in physical form, the certificates in the form required under the DGCL (as defined below) representing the Shares will be duly executed by the authorized officers of the Company and duly executed, countersigned and registered by the transfer agent and registrar and will conform to the specimen certificate examined by us evidencing the Shares or, if issued in book-entry form, an appropriate account statement evidencing the Shares credited to the recipient’s account maintained with the Company’s transfer agent has been issued by the Company’s transfer agent; (ii) the issuance of the Shares has been properly recorded in the books and records of the Company; (iii) each award agreement pursuant to which rights to acquire Shares have been granted pursuant to the Assumed Plans will be consistent with the Assumed Plans and has been duly authorized, executed and delivered by the parties thereto; (iv) the consideration received by the Company for each of the Shares delivered pursuant to the Assumed Plans shall not be less than the per share par value of the Shares; and (v) the issuance of the Shares does not violate or conflict with any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the Certificate of Incorporation, the Bylaws or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s (a) Annual Report on Form 10-K for the year ended December 31, 2021, (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, (c) Quarterly Report on Form 10-Q for the quarter ended June 30, 2021 or (d) Quarterly Report on Form 10-Q for the quarter ended September 30, 2021).

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Shares have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and, when issued, delivered and paid for in accordance with the terms of the Assumed Plans and the applicable award agreement, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement and the Prospectus. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in the applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

LKB